                                                                   EXHIBIT 99(A)

                             ITT DESTINATIONS, INC.

                                COMBINED INCOME

                                 (IN MILLIONS)

                                                                                                   NINE MONTHS ENDED
                                                                   THIRD QUARTER                     SEPTEMBER 30,
                                                               ---------------------             ---------------------
                                                                1995           1994               1995           1994
                                                               ------         ------             ------         ------
Revenues....................................................   $1,647         $1,108             $4,629         $3,224
Costs and Expenses:
  Salaries, benefits and other operating....................    1,248            902              3,464          2,589
  Selling, general and administrative, net of service fee
    income of $23, $23, $75 and $66.........................      209            123                582            358
  Depreciation and amortization.............................       53             21                181             87
                                                               ------         ------             ------         ------
                                                                1,510          1,046              4,227          3,034
                                                               ------         ------             ------         ------
                                                                  137             62                402            190
Interest Expense (net of interest income of $34, $10, $47
  and $18)..................................................      (61)           (21)              (218)           (67)
Miscellaneous Income (Expense), net.........................       (5)            (1)                 4             (9)
                                                               ------         ------             ------         ------
                                                                   71             40                188            114
Income Tax..................................................      (14)           (13)               (69)           (44)
Minority Equity.............................................       (7)            (5)               (16)           (11)
                                                               ------         ------             ------         ------
Net Income..................................................   $   50         $   22             $  103         $   59
                                                               ======         ======             ======         ======

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

                                                                   EXHIBIT 99(A)

                             ITT DESTINATIONS, INC.

                             COMBINED BALANCE SHEET

                                 (IN MILLIONS)

                                                                                   SEPTEMBER 30,     DECEMBER 31,
                                                                                       1995              1994
                                                                                   -------------     ------------
ASSETS
Current Assets:
  Cash and cash equivalents......................................................     $   470           $  191
  Receivables, net...............................................................         661              498
  Inventories....................................................................          92               59
  Prepaid expenses and other.....................................................         109              217
                                                                                       ------           ------
        Total current assets.....................................................       1,332              965
Plant, Property and Equipment, net...............................................       4,026            2,882
Investments in Uncombined Affiliates.............................................       1,733              655
Goodwill, net....................................................................       1,343              232
Long-Term Receivables, net.......................................................         123              133
Other Assets.....................................................................         281              145
                                                                                       ------           ------
                                                                                      $ 8,838           $5,012
                                                                                       ======           ======
LIABILITIES AND INVESTMENTS AND ADVANCES FROM ITT INDUSTRIES, INC.
Current Liabilities:
  Accounts payable...............................................................     $   255           $   72
  Accrued expenses...............................................................         618              426
  Notes payable and current maturities of long-term debt.........................         169               31
  Other current liabilities......................................................         233               95
                                                                                       ------           ------
        Total current liabilities................................................       1,275              624
Long-Term Debt...................................................................         663              600
Deferred Income Taxes............................................................          84               39
Other Liabilities................................................................         321              192
Minority Interest................................................................         264              204
Investments and Advances from ITT Industries, Inc................................       6,231            3,353
                                                                                       ------           ------
                                                                                      $ 8,838           $5,012
                                                                                       ======           ======

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